Exhibit 16.1

2801 W. Busch Boulevard Suite 200 Tampa, Florida 33618 813.874.1280 www.frazierdeeter.com

November 10, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K dated November 10, 2014, of NeoGenomics, Inc. and are in agreement with the statements contained therein.

/s/ Frazier & Deeter, LLC

Frazier & Deeter, LLC

Tampa, Florida

A Member of American Institute of Certified Public Accountants, The AICPA Alliance for CPA Firms, Public Company Accounting Oversight Board, CPAmerica International and PKF North America.